Exhibit 10.2

LIBERTAS LAW GROUP

Mark A. Vega (SBN 162621)

mvega@libertaslaw.com

Mona Mahdara Alcala (SBN 270384)

malcala@libertaslaw.com

6427 West Sunset Boulevard

Hollywood, CA 90028

P (323) 306-3870; F (323) 306-3874

Attorneys for Plaintiff

IRONRIDGE GLOBAL IV, LTD.

C.M. BRAINARD & ASSOCIATES

Christopher M. Brainard (SBN 199444)

christopherbrainard@gmail.com

1715 Via El Prado, Unit 9

Redondo Beach, CA 90277

P (310) 266-4115; F (866) 222-1870

Attorneys for Defendant

ADVAXIS, INC.

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

CENTRAL DISTRICT

IRONRIDGE GLOBAL IV, LTD., Plaintiff, v. ADVAXIS, INC., Defendant.	Case No: BC 497504 Assigned for All Purposes to: Hon. Daniel Buckley STIPULATION FOR SETTLEMENT OF CLAIMS Date: December 20, 2012 Time: 8:30 a.m. Dept: 35 Trial Date: None Set

Plaintiff Ironridge Global IV, Ltd. (“Plaintiff”) and defendant Advaxis, Inc. (“Defendant”), hereby stipulate to the facts, terms, and conditions contained in the [Proposed] Order Approving Stipulation for Settlement of Claims (“Order”) submitted herewith and incorporated herein by this reference, and further stipulate and agree as follows:

1.     Plaintiff and Defendant request that this Court enter an order substantially in the form of the concurrently filed proposed Order.

2.     Defendant is a biotechnology company focused on the development of next generation immunotherapies for cancer and other infectious diseases. Defendant is a public company whose stock is traded under the ticker symbol “ADXS.”

3.     Plaintiff owns bona fide claims (the “Claims”) against Defendant in an aggregate amount of $611,196.29 (the “Claim Amount”), plus attorneys’ fees. Defendant has not paid the amount due on the Claims. Plaintiff filed the above-captioned collection action, which the parties now seek to settle by this Stipulation and the proposed Order.

4.     Defendant desires to settle the Claims in exchange for the issuance to Plaintiff of shares of Defendant’s common stock (“Common Stock”). Plaintiff desires to accept such shares in accordance with the terms of this Stipulation, subject to court approval following a hearing as envisioned by Section 25017(f)(3) of the California Corporations Code, and Section 3(a)(10) of the federal Securities Act of 1933, as amended (the “Securities Act”).

5.    Plaintiff has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Plaintiff is willing to enter into this Stipulation. In addition, Defendant’s board of directors has considered the proposed transaction and has resolved that its terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. Accordingly, both parties request Court approval of the settlement provided for herein as fair, reasonable and adequate. The parties submit this Stipulation to the Court on ex parte application, and request that the Court enter an Order approving this Stipulation following the hearing thereon.

6.   It is the intent and effect of this Stipulation that the Order, when signed, shall end, finally and forever any claim to payment or compensation of any kind or nature that Plaintiff had, now has, or may assert in the future against Defendant arising out of the Claims. In this regard, and subject to compliance with the Order, effective upon the execution of the Order, each party hereby releases and forever discharges the other party, including all of the other party’s officers, directors, members, managers, representatives, agents and attorneys, from any and all claims, demands, debts, liabilities, obligations, and causes of action, whether known or unknown, at law or in equity, suspected or unsuspected, fixed or contingent, arising out of, connected with, or incidental to the Claims. Each party further agrees that with respect to the matters released herein, such party expressly waives any and all rights and benefits conferred upon it by the provisions of California Civil Code Section 1542 and any similar law of any state or territory of the United States. California Civil Code Section 1542 provides, in full, as follows: “§1542 General Release—Claim Extinguished. A general release does not extend to Claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

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7.    In full and final settlement of the Claims, Defendant will issue and deliver to Plaintiff the sum of 45,000,000 shares of Common Stock (the “Initial Issuance”), subject to the subsequent adjustment, issuances, returns, and ownership limitations set forth below.

8.     No later than the first business day following the date that the Court enters the Order, time being of the essence, Defendant shall take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby, including, but not limited to: (a) deliver a copy of the Order to Defendant’s transfer agent, (b) cause its legal counsel to issue an opinion to Defendant’s transfer agent, in form and substance acceptable to Plaintiff and such transfer agent, that the shares of Common Stock to be issued pursuant to the Order (i) are legally issued, fully paid and non-assessable, (ii) when issued in accordance with the Order will be exempt from the registration requirements under the Securities Act, and (iii) may be issued without restrictive legend and resold by Plaintiff without restriction; (c) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Defendant’s stock transfer agent, in form and substance acceptable to Plaintiff and such transfer agent, to reserve and issue all shares of Common Stock required by the Order; and (d) issue the Initial Issuance, as Direct Registration System (DRS) shares to Plaintiff’s balance account with The Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer or resale. The date upon which the Initial Issuance is complete and the shares have been received into Plaintiff’s account in electronic form and fully cleared for trading shall be referred to as the “Issuance Date.”

9.     From the date of this Stipulation until that number of consecutive trading days following the Issuance Date required for the aggregate trading volume of the Common Stock to exceed $6 million (the “Calculation Period”), Plaintiff will retain (a) 1,800,000 shares of Common Stock, plus (b) that number of shares of Common Stock (the “Final Amount”) with an aggregate value equal to (a) the sum of the Claim Amount plus agent fees of $66,000 and Plaintiff’s reasonable attorney fees and expenses, (b) divided by 75% of the following: the closing price of the Common Stock on the trading day immediately preceding the date of entry of the Order, not to exceed the arithmetic average of the individual volume weighted average prices of any five trading days during the Calculation Period, as reported by the Bloomberg Professional service of Bloomberg LP (“Bloomberg”).

10.   At any time during the Calculation Period the issued shares are less than any reasonably possible Final Amount or a daily VWAP is below 75% of the closing price on the day before the Issuance Date, Plaintiff may request that Defendant reserve and issue additional shares of Common Stock (each, an “Additional Issuance”) as soon as possible, and in any event within one trading day, time being of the essence of any such request, and the Company’s transfer agent, officers, directors and attorneys, including without limitation Thomas A. Moore and Mark J. Rosenblum shall take all actions necessary to do so. For each day after Plaintiff requests issuance that shares are not, for any reason, received into Plaintiff’s account in electronic form and fully cleared for trading, the Calculation Period shall be extended by one trading day.

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11.   Under no circumstances shall Defendant issue to Plaintiff at any one time a number of Shares which, when aggregated with all shares of Common Stock then beneficially owned or controlled by Plaintiff or its affiliates, at such time exceed 9.99% of the total number of shares of Common Stock then outstanding.

12.   At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuances is less than the Final Amount, Plaintiff shall issue additional shares of Common Stock to Defendant as soon as possible, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Plaintiff shall promptly return any remaining shares to Defendant or its transfer agent for cancellation, (“Final Adjustment”).

13.   Defendant hereby represents, warrants and covenants as follows: (a) there are currently 435,265,112 shares of Common Stock of Defendant issued and outstanding, and 72,500,000 authorized, unissued and unreserved shares available for reservation and issuance to Plaintiff; (b) the shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be validly and legally issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities; (c) the shares to be issued pursuant to the Order (i) are exempt from registration under the Securities Act, (ii) are issuable without any restrictive legend, and (iii) may be resold by Plaintiff without restriction; (d) Defendant has reserved from its duly authorized capital stock 27,500,000 shares of Common Stock that could be issued to Plaintiff pursuant to the terms of the Order if necessary; (e) if at any time it appears reasonably possible that there may be insufficient authorized or reserved shares to fully comply with the Order, Defendant shall take all action required to immediately reserve additional shares from authorized shares and, if necessary, promptly take such actions are required to increase its authorized shares so as to ensure its ability to timely comply with the Order, and may not reserve or issue any shares of Common Stock to any other person unless and until sufficient shares have been reserved for Plaintiff (except to the extent that a person has the right to purchase shares of Common Stock on or before the date of this Stipulation); (f) execution of this Stipulation and performance of the Order by Defendant and Plaintiff will not (i) conflict with, violate, or cause a breach or default under any agreements between Defendant and any creditor, or any affiliate thereof, including but not limited to those related to the account receivables comprising the Claims, or (ii) require any waiver, consent, or other action of Defendant or any creditor, or their respective affiliates, that has not already been obtained in writing; (g) Defendant hereby waives, without limitation, any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court; (h) Defendant has all necessary power and authority to execute, deliver and perform all of its obligations under this Stipulation; (i) the execution, delivery and performance of this Stipulation by Defendant has been duly authorized by all requisite action on the part of Defendant, including without limitation express approval by its board of directors, (j) this Stipulation has been duly executed and delivered by Defendant, and is fully enforceable against Defendant in accordance with its terms; (k) neither Plaintiff nor any of the creditors from whom Plaintiff acquired the Claims, nor any of their affiliates, (i) is or was an affiliate of Defendant within the last 90 days or (ii) has or will, directly or indirectly, provide any consideration to or invest in any manner in Defendant in exchange or consideration for selling or satisfying the Claims other than pursuant to the Order; (l) neither Defendant nor any of Defendant’s affiliates or agents has or will provide Plaintiff with any material non-public information regarding Defendant; (m) Plaintiff has no obligation of confidentiality, and may sell any of its shares of the Company’s common stock issued pursuant to the Order at any time, including without limitation throughout the Calculation Period; and (n) with respect to this Stipulation and the transactions contemplated hereby (i) Plaintiff is acting solely in an arm’s length capacity, (ii) Plaintiff does not make or has not made any representations or warranties other than those specifically set forth herein, (iii) Plaintiff has not and is not acting as a legal, financial, accounting or tax advisor to Defendant, or agent or fiduciary of Defendant, or in any similar capacity, and (iv) any statement made by Plaintiff or any of Plaintiff’s representatives, agents or attorneys is not advice or a recommendation to Defendant.

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14.   Until at least 180 days after the end of the Calculation Period, neither Plaintiff nor any of its affiliates shall (a) hold any short position in the Common Stock, or (b) engage in or affect, directly or indirectly, any short sale of the Common Stock.

15.   For so long as Plaintiff or any of its affiliates holds any shares of Common Stock, neither Plaintiff nor any of its affiliates shall: (a) vote any shares of Common Stock owned or controlled by it, exercise any dissenter’s rights, execute or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Defendant; or (b) engage or participate in any actions, plans or proposals that relate to or would result in (i) Plaintiff or any of its affiliates acquiring additional securities of Defendant, alone or together with any other person, which would result in Plaintiff and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of Defendant at any one time, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Defendant or any of its subsidiaries, (iii) a sale or transfer of a material amount of assets of Defendant or any of its subsidiaries, (iv) any change in the present board of directors or management of Defendant, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (v) any material change in the present capitalization or dividend policy of Defendant, (vi) any other material change in Defendant’s business or corporate structure, (vii) changes in Defendant’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Defendant by any person, (viii) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) causing a class of equity securities of Defendant to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, or (x) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

16.   Defendant shall indemnify, defend and hold Plaintiff and its affiliates harmless with respect to all claims, actions and proceedings arising out or related to this Stipulation or the Order, including without limitation, any claim or action brought derivatively or by any one or more shareholders or creditors of Defendant.

17.   The parties to this Stipulation represent that each of them has been advised as to the terms and legal effect of this Stipulation and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation after having been so advised.

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18.   This Stipulation constitutes Defendant’s answer to the Complaint in this Action. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Defendant further waives any defense based on the rule against splitting causes of action. There shall be no third party beneficiaries with respect to this Stipulation or the Order. The prevailing party in any proceeding required to enforce this Stipulation, the Order, or any judgment or order issued thereon, shall be awarded its reasonable attorney fees costs and expenses arising out of or relating to such legal proceedings. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, costs and expenses.

19.   Upon entry of the Order approving this Stipulation, the Action shall be dismissed in its entirety with prejudice, except that the Court shall retain jurisdiction to enforce the terms of the Stipulation and Order by a motion, application or other proceeding brought by any party under Section 664.6 of the California Code of Civil Procedure.

20.   This Stipulation may be executed in counterparts and transmitted by facsimile, in portable document format (pdf), or other electronic format, each of which shall constitute an original and all of which together shall be deemed a single instrument.

IT IS SO STIPULATED:

Dated: December 19, 2012	IRONRIDGE GLOBAL IV, LTD.

	By:	/s/ Peter Cooper
Peter Cooper
Director

Dated: December 19, 2012	LIBERTAS LAW GROUP

	By:	/s/ Mark A. Vega
Mark A. Vega
Mona Mahdara Alcala
Attorneys for Plaintiff
IRONRIDGE GLOBAL IV, LTD.

Dated: December 19, 2012	ADVAXIS, INC.

	By:	/s/ Thomas A. Moore
Thomas A. Moore
Chief Executive Officer

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Dated: December 19, 2012	C.M. BRAINARD & ASSOCIATES

	By:	/s/ Christopher Brainard
Christopher Brainard
Attorneys for Defendant
ADVAXIS, INC.

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